UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 320-8200

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

RSU Grant for Chief Executive Officer

On June 12, 2014, with the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Biocept, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) approved the issuance of 44,496 restricted stock units, or RSUs, of the Company to its Chief Executive Officer, Michael Nall, pursuant to its 2013 Equity Incentive Plan. As discussed below, the RSUs are intended to reward Mr. Nall for his individual contributions to the Company’s achievement of pre-established Company financial performance objectives for fiscal year 2015, entry into certain strategic agreements and launch of four new diagnostic test panels.

Company Performance Objectives

Vesting of the RSU’s may occur based on the achievement by the Company of specified objectives tied to the Company’s entry into strategic biopharma agreements of a certain value and launching four new diagnostic test panels. The percentage of the vesting that is subject to the foregoing objectives is set forth in the table below:

Targets	Percentage of Overall RSU Grant that Will Vest
Earning at Least a Specified Minimum Amount of Revenue for 2015	25%
Incurring Less than a Specified Maximum EBITDA Loss in 2015	15%
Achieving the Financial Plan for Fiscal 2015 as Approved by the Board	20%
Entering into Strategic Biopharma Agreements	20%
Implementing Four New Diagnostic Test Panels	20%
TOTAL	100%

Determinations regarding achievement of the foregoing objectives will be made at the discretion of the Board or the Compensation Committee. Vesting for any individual objective may be earned independent of achievement of another objective. If the Company does not achieve any objective, no vesting will occur unless the Board or the Compensation Committee, in their discretion, determine that there are other factors that merit vesting of the RSUs.

The portion of the vesting that relates to the Company entering into strategic agreements and implementing diagnostic panels generally requires the Company to enter into strategic biopharma agreements of a certain aggregate dollar amount prior to December 31, 2015 and to launch diagnostic test panels for lung, colon, melanoma and prostate cancer by December 31, 2015. Subject to the Committee’s final discretion, each of these objectives must be achieved within the required time period for that portion of the RSU vesting to be achieved.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2014 at the Company’s corporate headquarters located at 5810 Nancy Ridge Drive, San Diego, California 92121. As of May 12, 2014, the record date for the Annual Meeting, a total of 4,449,594 shares were entitled to vote, of which a total of 3,477,989 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.

The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders:

Proposal No. 1:

The Company’s stockholders elected each of the two Class I director nominees named below to serve on the Company’s Board for a three-year term expiring at the annual meeting of stockholders in 2017 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bruce E. Gerhardt	2,516,870	9,430	921,689
Edward Neff	2,516,870	9,430	921,689

Proposal No. 2:

The Company’s stockholders approved the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions
3,429,881	10,563	7,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014

BIOCEPT, INC.

By:	/s/ William G. Kachioff
Name:	William G. Kachioff
Title:	Chief Financial Officer